EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-49810, No. 333-106151, No. 333-106152, No. 333-106153 and No.
333-114377 and Form S-3 No. 333-110090, 333-111092 and 333-122043) of our report dated March 14, 2003 with respect to the consolidated financial statements and schedule of Tarrant Apparel Group and subsidiaries for the year ended December 31, 2002 included in the Annual Report (Form 10-K/A Amendment No.1) for the year ended December 31, 2004.



                                                /s/ Ernst & Young LLP


Los Angeles, California
May 31, 2005